As filed with the Securities and Exchange Commission on October 20, 2003
                                                        Registration No. 2-97033
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                   SYMS CORP
               (Exact name of issuer as specified in its charter)

         New Jersey                             22-2465228
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

         Syms Way
        Secaucus, NJ                               07094
(Address of Principal Executive Offices)        (Zip Code)

       Amended and Restated Incentive Stock Option and Appreciation Plan
                            (Full title of the plan)

                                   Marcy Syms
                            Chief Executive Officer
                                   Syms Corp
                                    Syms Way
                           Secaucus, New Jersey 07094
                                 (201) 902-9600
           (Name, address and telephone number of agent for service)

                                   Copies to:
                             Michael N. Rosen, Esq.
                                 Bryan Cave LLP
                          1290 Avenue of the Americas
                            New York, New York 10104

The purpose of this Post-Effective Amendment No. 2 to Registration Statement No. 2-97033 (the "Post-Effective Amendment") filed by Syms Corp, a New Jersey corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") is to reflect an amendment to the Registrant's Amended and Restated Incentive Stock Option and Appreciation Plan, as amended (the "Plan"), which amendment extends the term of the Plan to July 28, 2013 and provides that options and/or stock appreciation rights under the Plan may be granted on or before July 28, 2013.

Explanatory Note

On April 12, 1985, the Registrant filed a Registration Statement on Form S-8 (Registration No. 2-97033) registering 1,000,000 shares of common stock, par value $0.05 per share (the "Common Stock"), for issuance in accordance with the terms of the Plan (formerly known as the 1983 Incentive Stock Option Plan). This Registration Statement was amended by the Post-Effective Amendment No. 1 to Form S-8 filed on July 14, 1988 (which mistakenly referenced Registration No. 2-85554 instead of Registration No. 2-97033). This Registration Statement, as amended, is incorporated by reference herein.

On August 22, 2000, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-44254) registering an additional 500,000 shares of Common Stock for issuance in accordance with the terms of the Plan. This Registration Statement is incorporated by reference herein.

The Registrant's Board of Directors approved, subject to shareholder approval at the Annual Meeting of Shareholders to be held on July 17, 2003, an amendment to the Plan, which amendment extends the term of the Plan to July 28, 2013 and provides that options and/or stock appreciation rights under the Plan may be granted on or before July 28, 2013. On July 17, 2003, the shareholders approved the adoption of the amendment to the Plan.

Item 8.  Exhibits.

4.1 Amendment to Syms Corp Amended and Restated Incentive Stock Option and Appreciation Plan.

23.1     Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included on signature page of this Post Effective Amendment).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on the 20th day of October, 2003.

                                        SYMS CORP

                                        By: /s/ Marcy Sims
                                           ---------------------
                                           Marcy Syms, Chief Executive
                                           Officer / President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Marcy Syms and Sy Syms, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to the Registration Statement on Form S-8 (Registration No. No. 2-97033), and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

      Name                           Title                            Date
      ----                           -----                            ----

/s/ Sy Syms              Chairman of the Board and Director     October 20, 2003
----------------------
Sy Syms

/s/ Marcy Syms           Chief Executive Officer / President    October 20, 2003
----------------------    and Director (Principal executive
Marcy Syms                officer)

/s/ Antone F. Moreira    Vice President, Chief Financial        October 20, 2003
----------------------    Officer, Treasurer, Assistant
Antone F. Moreira         Secretary and Director (Principal
                          financial and accounting officer)

/s/ Harvey A. Weinberg   Director                               October 20, 2003
----------------------
Harvey A. Weinberg

/s/ David A. Messer      Director                               October 20, 2003
----------------------
David A. Messer

/s/ Wilbur L. Ross, Jr.  Director                               October 20, 2003
----------------------
Wilbur L. Ross, Jr.

                                 EXHIBIT INDEX

No.     Document
---     ---------

4.1 Amendment to Syms Corp Amended and Restated Incentive Stock Option and Appreciation Plan.

23.1    Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included on the signature page of this Post-Effective Amendment).